                                                                    Exhibit 23.1



Virginia Electric and
Power Company
Richmond, Virginia  23261


                      Virginia Electric and Power Company
                                   Form 10-K


Gentlemen:

     We consent to the incorporation by reference into the statements made in regard to our firm in the Registration Statements and related prospectuses of Virginia Electric and Power Company on Form S-3 (File Nos. 33-60271 and 333-76155) of the legal conclusions that relate to the Company's franchises and title to properties included in this Annual Report on Form 10-K.

Sincerely,



McGuire, Woods, Battle and Boothe, LLP